SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

CAPITAL TRUST, INC.

(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 655-0220

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 22, 2005, Capital Trust, Inc. (the “Company”) and its wholly-owned subsidiary, CT BSI Funding Corp., entered into a Master Repurchase Agreement (the “Repurchase Agreement”) with Bear, Stearns International Limited (“BSIL”). Pursuant to the Repurchase Agreement, the maximum aggregate purchase price is $125 million less the aggregate amount owed to Bear, Stearns Funding, Inc. (“Bear Stearns Funding”) under the $75 million Master Repurchase Agreement, dated as of August 16, 2005, by and between the Company and Bear Stearns Funding.  The Repurchase Agreement expires on August 15, 2008, although it may terminate prior to such date in accordance with its provisions. Subject to the terms and conditions thereof, the Repurchase Agreement provides for the purchase, sale and repurchase of, inter alia, commercial mortgage loans, commercial mezzanine loans, B-notes and commercial mortgage-backed securities and bears interest at varying rates over LIBOR based upon the type of asset included in the repurchase obligation. The foregoing description is qualified in its entirety by reference to the Repurchase Agreement, which will be attached as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 which the Company intends to file in March 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By: /s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis
Title: Chief Financial Officer

Date: December 23, 2005